www.genpt.com

News Release

December 16, 2021

FOR IMMEDIATE RELEASE

Genuine Parts Company Enters Definitive Agreement to Acquire
Kaman Distribution Group

Strategic and Highly Synergistic Transaction Creates a Premier Leader in Industrial Solutions

Significantly Enhances Scale and Strengthens Market-Leading Position

Creates Opportunities for Accelerated Organic Growth and Margin Expansion

Company to Host Conference Call Today at 8:30 a.m. EDT

ATLANTA, GA -- Genuine Parts Company (NYSE: GPC) (“GPC”), a leading distributor of automotive and industrial replacement parts, announced today that it has entered into a definitive agreement under which its wholly-owned subsidiary, Motion Industries, Inc. (“Motion”) will acquire Kaman Distribution Group (“KDG”) from private investment firm Littlejohn & Co., LLC. The acquisition is valued at a total purchase price of approximately $1.3 billion in cash. The transaction is expected to close in the first quarter of 2022, subject to the satisfaction of customary closing conditions. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

“We are excited to announce this strategic investment in our Industrial business,” said Paul Donahue, Chairman and Chief Executive Officer of GPC. “Motion’s highly synergistic acquisition of KDG significantly enhances our scale and further strengthens our market-leading position. In addition, this combination creates opportunities for accelerated long-term growth, profitability and cash flow. Our Motion team, led by Randy Breaux, is eager to bring together the world-class talent and industrial expertise of these two organizations to build an even stronger business. We look forward to extending our leadership position and creating significant shareholder value together as a premier leader in industrial solutions.”

Established in 1971, KDG is a power transmission, automation and fluid power industrial distributor and solutions provider with operations throughout the U.S., providing electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components to MRO and OEM customers. Headquartered in Bloomfield, CT, KDG’s 1,700 employees serve more than 50,000 customers.

KDG is expected to generate approximately $1.1 billion of revenue in 2022. Additionally, GPC expects the acquisition to be accretive to its adjusted earnings in the first year after closing. Other transaction highlights include:

•$50M+ annual run-rate synergies, expected to be achieved over three years
•Anticipated leverage at closing of ~2x, within range of GPC targeted levels
•Funded at closing via existing revolver and accounts receivable sales agreement
•Expected to maintain liquidity in excess of $2 billion

Ben Mondics, President and Chief Executive Officer of KDG, stated, “Motion is a nationally recognized brand and a market leader in industrial distribution. We are very pleased to combine our two great businesses and leverage our collective resources and expertise to accelerate profitable growth. We appreciate the exceptional efforts of our employees who make our company so great, and we are confident Motion is the natural partner for continued long-term success.”

Advisors
Greenhill & Co., LLC is acting as financial advisor to GPC and King & Spalding is acting as legal counsel. Baird is serving as financial advisor to KDG and Gibson, Dunn & Crutcher LLP is serving as legal counsel.

Conference Call
GPC will hold a conference call today at 8:30 a.m. EDT to discuss today’s announcement. Presentation materials will be available before the start of the call. Interested parties may listen to the call and access the presentation on the Company’s website. The call is also available by dialing 877-407-0789, conference ID 13725692. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13725692, two hours after the completion of the call.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “opportunities,” “expected,” “estimated,” “anticipated,” “look forward,” “position,” “will,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements regarding the acquisition of KDG by GPC’s wholly-owned subsidiary, Motion, including those relating to the revenue expected to be generated by KDG in 2022; the expectation that the transaction will be accretive to GPC’s adjusted earnings in the first year after closing; the annual run-rate synergies expected to be achieved by the transaction; GPC’s anticipated leverage and liquidity levels following the closing of the transaction, including its ability to secure permanent financing (and the amount thereof); and Motion’s plans, objectives, expectations, projections and intentions, particularly with respect to opportunities for long-term growth, profitability, cash flow and creating significant shareholder value following the transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to GPC and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that GPC may not be able to procure permanent financing relating to the acquisition on favorable terms, if at all; the risk that KDG will not be integrated successfully; the risk that the cost savings, synergies and growth from the acquisition may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated.

Additional information regarding other risks and uncertainties that may impact GPC and its operations are also contained in GPC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these risks, uncertainties and assumptions are beyond GPC’s ability to control or predict. Because of these risks, uncertainties and assumptions, actual results may vary materially, and you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and GPC does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of such communication, except as required by law.

About Genuine Parts Company
Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The Company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Ireland, Germany, Poland, the Netherlands and Belgium. The Company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the Company serves its global customers from an extensive network of more than 10,000 locations in 15 countries. Genuine Parts Company had 2020 revenues of $16.5 billion. Further information is available at www.genpt.com.

About Motion
With annual sales of over $6 billion, Motion is a leading industrial distributor of more than 10 million items, including, bearings; mechanical power transmission products; electrical and industrial automation components; hose, belting, and gaskets; hydraulic and pneumatic components; process pumps; industrial and safety products; seals and accessories; and material handling products and solutions. To increase customers’ productivity, the Company offers many valued-added services, including engineering, fabrication, repair, and Industry 4.0 solutions across these product groups. In addition, Mi Automation Solutions and Mi Conveyance Solutions were formed to offer a wide range of specialized, related products and innovative solutions for many applications.

Motion North America has over 500 locations, including 16 distribution centers, and Mi Asia Pacific has nearly 200 locations, including eight distribution centers in Australasia. With approximately 9,000 employees, Motion serves more than 170,000 customers in the equipment and machinery, food and beverage, pulp and paper, iron and steel, chemical, mining and aggregate, petrochemical, automotive, semiconductor, wood and lumber, medical and pharmaceutical industries.

Motion is a wholly owned subsidiary of Genuine Parts Company (NYSE: GPC). Visit our website at www.Motion.com.

About Kaman Distribution Group
Headquartered in Bloomfield, Connecticut, KDG is a leading national distributor of highly engineered products and provider of related services with approximately 220 locations across the United States and Puerto Rico. Established in 1971, KDG’s technical salesforce has been servicing its customers for over 50 years, providing components and systems for a broad range of applications, along with value-added automation, engineering and integration services. For more information about KDG, visit ec.kamandirect.com/storeus/kamandistribution.

About Littlejohn & Co., LLC
Littlejohn & Co., LLC is a Greenwich, Connecticut-based investment firm focused on private equity and debt investments primarily in middle market companies. With approximately $14 billion of regulatory assets under management, the firm seeks to build sustainable success for its portfolio companies through a disciplined approach to engineering change. For more information about Littlejohn, visit www.littlejohnllc.com.

GPC Investor contact:	GPC Media contact:
Sid Jones 678.934.5628	Heather Ross 678.934.5220
Senior Vice President, Investor Relations	Senior Director, Strategic Communications

Source: Genuine Parts Company